Exhibit 99.1
Neustar Names Lisa Hook Chief Executive Officer,
Succeeding Jeffrey E. Ganek Who Remains Chairman of the Board
Company Provides Preliminary View of Q3 Results and Reaffirms Guidance for 2010
STERLING, Va, Oct. 6, 2010 – Neustar, Inc. (NYSE-NSR) today announced that its Board of Directors has elected Lisa Hook as President and Chief Executive Officer of Neustar. Ms. Hook currently serves as President and Chief Operating Officer. The appointment is the culmination of a succession plan three years in the making.
Ms. Hook succeeds Jeffrey E. Ganek, founding CEO of the company. Mr. Ganek will remain as Chairman of the Board. The appointment is official on October 15, 2010.
“Three years ago, the Board and I set in motion an executive succession plan that culminates today,” said Mr. Ganek. “We recruited Lisa as President and COO with the belief that she would be a strong candidate to advance to the position of CEO. This she has proved to be, and we are pleased to announce that Lisa will succeed me.”
Since joining Neustar in 2008, Ms. Hook has strengthened Neustar’s market position and helped the company become an important partner to the content and media industries. “Her experience at AOL brought to us a powerful understanding of the internet, the needs of the IP (Internet Protocol) markets, and the role Neustar can play,” Mr. Ganek said.
“As President and COO, Lisa has demonstrated mastery of our business by delivering strong operating results and growth, while strengthening the management team. As an insider who knows us and our markets well, Lisa is perfectly positioned to be our next CEO and leader,” said Mr. Ganek.
“This is the right moment for succession in leadership,” Mr. Ganek said. “Today, we are reaffirming our financial guidance for 2010. Prospects for future performance are bright. Now is the time to put in place the CEO who will lead us into the next phase of Neustar’s growth, and Lisa is the ideal leader. The time is right for the next generation to set the direction for Neustar.”
Ganek led the company from its inception in the late 1990s, through its IPO in 2005 and to its current position as a partner and trusted resource to highly competitive and distributed industries like telecom and media.
“It is an honor to become CEO of Neustar, and to follow a visionary leader like Jeff Ganek,” said Ms. Hook. “I welcome this chance to work with my colleagues and the Board to lead Neustar at a moment of great opportunity. I’m grateful for having had the benefit of learning from Jeff, and I look forward to building on his legacy.”
Neustar was founded to meet the technical and operational challenges of the communications industry when the U.S. government mandated that consumers be able to keep their telephone numbers when they switched providers.
Today, Neustar is the world’s leading addressing and policy management company, operating authoritative databases for virtually all telephone numbers and area codes for the United States and Canada; providing DNS solutions that play a key role in directing and managing traffic on the Internet; and managing the authoritative directories for the ..us, .co, and .biz Internet domains, as well as Common Short Codes used by the wireless industry to facilitate text messaging.
Neustar was chosen by the DECE to build the digital content locker, branded UltraVioletTM, by which consumers can get access to the entertainment content they own on the device of their choosing.
“Jeff Ganek has done an outstanding job as CEO,” said James G. Cullen, Lead Independent Director, on behalf of the Board. “The Board is grateful for Jeff’s vision and leadership of Neustar, and he has positioned Neustar on a clear path to continued growth and success. We look forward to working with Lisa as she assumes the leadership of Neustar.”
Lisa Hook Background
Before her appointment as Chief Executive Officer of Neustar, Ms. Hook has served as the company’s President and COO. She joined the Company in January 2008.
Prior to joining Neustar, Ms. Hook was President and CEO of Sunrocket, Inc., a consumer VOIP company. From 2001 to 2004, Ms. Hook held a variety of leadership positions at AOL, including having been President of AOL Broadband, Premium and Developer Services; President of AOL Anywhere, which was an early innovator in enabling consumers to access the content they desired on the device of their choice; and helping to create and lead AOL’s Mobile and Voice divisions.
Prior to joining AOL, Ms. Hook was a partner at Brera Capital Partners LLC, a private equity firm focused on investing in media and telecommunications. Ms. Hook also served as Executive Vice President and Chief Operating Officer of Time Warner Telecommunications, a division of Time Warner, Inc., and later as Vice President of Time Warner, Inc. managing various telecom-related transactions. She joined Time Warner in 1989 as Special Advisor to the Vice Chairman of Time Warner. Earlier, she served as Legal Advisor to the Chairman of the Federal Communications Commission, and was an associate at the law firm of Hogan & Hartson.

Ms. Hook is a director of Reed Elsevier PLC, Reed Elsevier NV and Reed Elsevier Group plc. She is also a director of The Ocean Foundation. She is a graduate of Duke University and the Dickinson School of Law.
Preliminary Third Quarter Results and Business Outlook for 2010
Neustar is announcing the following preliminary financial results for the quarter ended September 30, 2010:
•	Consolidated revenue for the quarter to range between $129 and $130 million

•	EBITDA margin to range between 43% and 44%
The preliminary financial information presented in this news release reflects Neustar’s most current understanding of its financial results.
Based on its preliminary results through September 30, 2010 and the trends and key leading indicators of its business, Neustar reaffirmed its full-year 2010 guidance previously provided on July 28, 2010, which called for revenue to range from $520 to $535 million and EBITDA margin to exceed 43%.
Neustar to hold conference call today
Neustar also announced that it will hold a teleconference and webcast today, October 6, 2010, at 4:45 p.m. (Eastern Time) to discuss today’s announcement. Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (http://www.neustar.biz/). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing (877) 440-5807 (international callers dial (719) 325-4900). For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) Wednesday, October 13, 2010 by dialing (877) 870-5176 (international callers dial (858) 384-5517) and entering PIN 5745972, or by going to the Investor Relations tab of the company’s website (http://www.neustar.biz/).
Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
Reconciliation of Non-GAAP Financial Measures
In this press release and in other public statements, Neustar presents certain non-GAAP financial data. To place this data in an appropriate context, the following is a reconciliation of EBITDA to net income for the three months ended September 30, 2009, projected EBITDA to estimated net income for the three months ended September 30, 2010, and EBITDA to net income for the year ended December 31, 2009. Also provided is a reconciliation of projected EBITDA to estimated net income for the year ending December 31, 2010.

	Three Months Ended		Year Ended	Year Ending
	September 30,		December 31,	December 31,
	2009	2010(1)	2009(2)	2010(3)
	(in thousands, except per share data)
	(unaudited)
Revenue	$117,203	$129,500	$480,385	$527,500

Net Income	$24,519	$27,250	$101,141	$109,000
Add: Depreciation and amortization	9,538	10,050	38,040	44,000
Less: Other expense (income)	(151)	900	(1,448)	(500)
Add: Provision for income taxes	16,068	18,200	67,865	74,500

EBITDA	$49,974	$56,400	$205,598	$227,000

EBITDA per diluted share	$0.66	$0.74	$2.72	$2.99

EBITDA margin (4)	43%	44%	43%	43%

Weighted average diluted common shares outstanding	75,594	76,000	75,465	76,000

(1)	The amounts expressed in this column are based on the company’s preliminary financial results for the quarter ended September 30, 2010 as of the date of this press release. The reconciliation is based on the midpoint of the revenue guidance.

(2)	The amounts expressed in this column are derived from the company’s audited consolidated financial statements for the year ended December 31, 2009.

(3)	The amounts expressed in this column are based on current estimates as of the date of this press release of results for the full year. This reconciliation is based on the midpoint of the revenue guidance.

(4)	EBITDA margin is a measure of EBITDA as a percentage of total revenue.
EBITDA, EBITDA per diluted share, and EBITDA margin are not measures of financial performance under GAAP and have no standardized measurement prescribed by GAAP. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The company provides the foregoing reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) solves complex communications challenges and provides market-leading, innovative solutions and directory services to enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company’s expectations, beliefs and business results in the future, such as guidance regarding its 2010 results. The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company’s operations; modifications to or terminations of its material contracts; its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses the company acquires; increasing competition; market acceptance of its existing services; its ability to successfully develop and market new services; the uncertainty of whether new services will achieve market acceptance or result in any revenue; and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.
Contact Info:

Media Contact	Investor Relations Contact
Allen Goldberg	Brandon Pugh
(202) 368-4670	(571) 434-5659
allen.goldberg@neustar.biz	brandon.pugh@neustar.biz